Exhibit 10.2

Subscription Agreement

This Subscription Agreement (this “Agreement”) is dated March 29, 2010, by and between the investor identified on the signature page hereto (the “Investor”) and Orckit Communications Ltd., an Israeli corporation (the “Company”), whereby the parties agree as follows:

1.           Subscription.

             (a)           Investor agrees to buy and the Company agrees to sell and issue to Investor (i) such number of shares (the “Shares”) of its ordinary shares, no par value (the “Ordinary Shares”), (ii) a Warrant, in substantially the form delivered to the Investor herewith, to purchase such number of Ordinary Shares of the Company (the “Primary Warrants”) and (iii) a Warrant, in substantially the form delivered to the Investor herewith, to purchase such number of Ordinary Shares of the Company contingent upon the consummation of certain events (the "Contingent Warrants", and together with the Primary Warrants, the “Warrants”), set forth on the signature page hereto, for an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”).  The Ordinary Shares issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares".

             (b)           The Shares, Warrants and Warrant Shares have been registered on a Registration Statement on Form F-3, Registration No. 333-164822 (together with any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended) (the “Registration Statement”), which Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), has remained effective since such date and is effective on the date hereof.

             (c)           On April 1, 2010 (the “Closing Date”), in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, and subject to the satisfaction or waiver of all of the closing conditions set forth in the Placement Agency Agreement (the “Placement Agreement”), dated March 29, 2010, by and among the Company and the placement agent named therein (the “Placement Agent”), the Placement Agent will disburse, or cause to be disbursed, to the Company an amount equal to the Purchase Price for such Shares and Warrants, less its commissions, upon receipt of the aggregate number of Shares purchased by the Investor via release by the Company of the Shares to Roth’s clearing firm, Ridge Clearing & Outsourcing Solutions DTC 0158 via DWAC delivery, which Roth will deliver, or cause to be delivered, to the Investor in accordance with the instructions provided by the Investor on its executing broker’s account versus payment for such Shares.  The Company shall deliver to Investor the Warrants in physical, certificated form to the address set forth on the signature page hereto, registered in such name or names as designated by the Investor on the signature page hereto.  The Shares and Warrants shall be unlegended and free of any resale restrictions.  Notwithstanding the foregoing, if the Investor so requests, the Shares shall be delivered to the Investor in physical, certificated form to the address set forth on the signature page hereto, bearing such legends as appropriate under the circumstances.

                          Such funds shall be delivered unless (i) the Placement Agreement is terminated pursuant to the terms thereof or (ii) the conditions to closing in the Placement Agreement have not been satisfied.  The Company’s obligation to issue the Shares and Warrants to the Investor will be subject to (i) the receipt by the Company of the aggregate purchase price for the Shares and Warrant being purchased hereunder as set forth on the signature page, (ii) the accuracy of the representations and warranties made by the Investor in this Agreement, and (iii) the Registration Statement remaining in effect and no stop order proceedings with respect thereto being pending or threatened.  The Company proposes to enter into substantially this same form of Agreement with certain other investors (collectively with this Agreement, the “Transaction”) and the Investor’s obligations are expressly not conditioned on the purchase by any or all such other investors of the Shares and Warrants that they have agreed to purchase from the Company.  The Company shall file the final prospectus supplement and Form 6-K related to the offering and issue a press release announcing the Transaction prior to 9:30 a.m. Eastern Time on the date hereof.  The Placement Agent shall have no rights in or to any of the funds, except in respect of the Company’s obligation to pay the Placement Agent's fees.

    Notwithstanding the foregoing, since the Investor is an affiliate of the Company, the closing of the issuance and sale of Shares and Warrants to the Investor shall be subject to approval of the Company's shareholders pursuant to Israeli law and shall occur, if such approval shall be obtained, on the business day immediately following the date of such approval at a meeting of shareholder to be convened promptly by the Company.  The Investor shall nevertheless wire the Purchase Price to an account to be designated in writing by the Company promptly following the execution of this Agreement, which funds shall be held in escrow pending the result of said shareholder meeting. The investor hereby undertakes to vote his Ordinary Shares at said shareholder meeting in favor of the relevant proposal. At the closing, if it shall occur, the Company shall issue to the Investor a certificate representing the Shares bearing an "affiliate legend".

2.              Company Representations and Warranties.  The Company represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, subject to shareholder approval; (b) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to shareholder approval; (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company’s Memorandum of Association, as amended, and Sixth Amended and Restated Articles of Association, or (ii) any material agreement to which the Company is a party or by which any of its property or assets is bound; (d) the Shares, Warrants and Warrant Shares have been duly authorized for sale and issuance, and when the Shares and Warrant Shares are issued and delivered by the Company against payment therefor pursuant to this Agreement or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable, subject to shareholder approval; (e) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (f) the prospectus contained in the Registration Statement, as amended or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (g) there are no preemptive rights or rights of first refusal held by stockholders of the Company or other persons applicable to the transactions contemplated hereby.

3.               Investor Representations, Warranties and Acknowledgments.  The Investor represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed by the Investor and constitutes a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms; (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Investor’s certificate of incorporation or by-laws (or other organizational and governing documents), or (ii) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (d) the Investor hereby confirms that it has had full access to and relied only upon the Disclosure Package, including the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials. For purposes hereof, the term "Disclosure Package" means: (i) a base prospectus dated March 11, 2010, (ii) if applicable, a preliminary prospectus supplement related to the offering, (iii) the final prospectus supplement related to the offering, and (iv) the pricing information contained in this Agreement; and (e) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares and Warrant, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and Warrant.

         4.           Lock-Up Arrangements.               (a)  Until and through the close of trading on May 28, 2010 (the “Lock-Up Period”), the Company will not directly or indirectly, (1) offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the Closing Date), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (2) file or cause to become effective a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion), other than (i) the Securities to be sold hereunder and Ordinary Shares issued upon exercise of Warrants sold hereunder, (ii) the issuance of employee stock options or shares of restricted stock pursuant to equity compensation plans adopted prior to the date of this Agreement, (iii) issuances of Ordinary Shares upon the exercise of options or warrants or to satisfy other pre-existing issuance obligations disclosed in the Company’s periodic filings with the Commission prior to the date of this Agreement or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement (as to (i), (ii) and (iii), provided such securities have not been amended after the date hereof); and (iv) the issuance by the Company of any Ordinary Shares as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement (collectively, the “Lock-Up Restrictions”).  Notwithstanding the foregoing, for the purpose of allowing the Placement Agent to comply with NASD Rule 2711(f)(4), or the applicable successor FINRA Rule when published, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Placement Agent waives, in writing, such extension, provided, however, that the Placement Agent has agreed to waive such extension if the provisions of NASD Rule 2711(f)(4) (or any applicable successor rule) are not applicable to the Offering or if it is able to determine that it will not publish or otherwise distribute a research report or make a public appearance concerning the Company within the restricted period contemplated by NASD Rule 2711(f)(4), except as provided in the second or third sentences of such Rule. The Company agrees not to accelerate the vesting of any option or warrant or other contractual right or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(b) The Company shall use its reasonable best efforts to have each of the Company’s officers and directors execute and deliver a Lock-up Agreement, in a form satisfactory to the Placement Agent, restricting the transfer or other disposition of any Ordinary Shares or securities convertible into, exchangeable, or exercisable for Ordinary Shares held of record or beneficially by such officers and directors for a period of thirty (30) days (in the case of Eric Paneth and Izhak Tamir, ninety (90) days) after the Closing Date.

5.             Miscellaneous.

(a)  This Agreement (including the Company’s representations, warranties, covenants and agreements in the Placement Agreement incorporated herein pursuant to Section 5(f) hereof) constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement.  This Agreement may be amended or modified only in writing signed by the parties hereto.  The representations, warranties, covenants and agreements of the parties contained herein shall survive execution of this Agreement, delivery of the Shares and the Warrants and exercise of the Warrants.

(b)  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile or pdf sent via electronic transmission.

(c)   The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

(d)   All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Seller:  as set forth on the signature page hereto.

To the Buyer:  as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e)   This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding.  Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

(f)  The Company agrees that the representations, warranties, covenants and agreements given by the Company in the Placement Agreement are incorporated by reference in full herein and the Investor shall be entitled to rely on such representations, warranties, covenants and agreements. The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents (which for this purpose do not include the Placement Agent) or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information, except as will be disclosed in the Disclosure Package and the Press Release and the Company's Form 6-K filed with the Commission in connection with the Transaction.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

(g) This Agreement shall not be assigned by any party hereto, without the express prior written consent of the Company or the Investor.

(h)  The Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the time that the Investor was first contacted by the Company or the Placement Agent regarding an investment in the Company.  The Investor covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  For purposes of this provision, a “Short Sale” means a sale of Ordinary Shares that is marked as a short sale and that is executed at a time when the Investor has no equivalent offsetting long position in the Ordinary Shares, exclusive of the Shares. For purposes of determining whether the Investor has an equivalent offsetting long position in the Ordinary Shares, all Ordinary Shares that would be issuable upon exercise in full of all options, warrants or convertible securities then held by the Investor (assuming that such options were then fully exercisable or convertible, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by the Investor. The Investor understands and acknowledges that the Commission currently takes the position that coverage of Short Sales “against the box” prior to the effective date of an applicable Registration Statement is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, complied by the Office of Chief Counsel, Division of Corporation Finance.

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[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Agreement.

ORCKIT COMMUNICATIONS LTD.

By:
Name: Uri Shalom
Number of Shares: ______________		Title: Chief Financial Officer

Number of Shares underlying
the Primary Warrants:   _________________
(such number to be equal to 25% of the aggregate
number of Shares being purchased by the Investor)

Number of Shares underlying
the Contingent Warrants:    _________________
(such number to be equal to 25% of the aggregate
number of Shares being purchased by the Investor)

Purchase Price Per Share: $3.78		Address for Notice:
Primary Warrant Exercise Price: $5.66
Contingent Warrant Exercise Price: $11.32 Aggregate Purchase Price: $ __________		Orckit Communications Ltd.
126 Yig’al Allon St.
INVESTOR: __________________________________		Tel Aviv 67443
Attention: Chief Executive Officer
Facsimile: +972-3-695-3222
By: __________________________________________
Name:
Title:

Address for Notice and Delivery of Warrants:
______________________________________________
______________________________________________
Facsimile: _____________________________________
Attention: _____________________________________

DWAC Instructions:
Name of DTC Participant: ____________________
DTC Participant Number: _____________________
Account Number: ___________________________